UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2003

NEXPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 La Place Court, Suite 200
Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-1333

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other event.

     On December 3, 2003, Registrant announced that Nasdaq issued a Staff Determination on November 26, 2003 advising the Company that reported stockholders’ equity was below the continued listing minimum required by Marketplace Rule 4310(c)(2)(B) as reported in the 10-Q for the three months ended September 30, 2003. Its Common Stock will phase down from the Nasdaq SmallCap Market to the OTC Bulletin Board, effective with the open of business on Friday, December 5, 2003.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 3, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC.

Date: December 4, 2003	By:	/s/ Jerome E. Natoli

Jerome E. Natoli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 3, 2003